As filed with the Securities and Exchange Commission on November 1, 2005
                                                     Registration No. 333-78593
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ________________

                                  LABONE, INC.
             (Exact name of registrant as specified in its charter)

              Missouri                           43-1039532
      (State of incorporation)     (I.R.S. Employer Identification Number)

                                  LabOne, Inc.
                             10101 Renner Boulevard
                              Lenexa, Kansas 66219
          (Address, including zip code, of principal executive offices)

                        1997 Directors' Stock Option Plan
                              (Full title of plan)


                               W. Thomas Grant, II
                             10101 Renner Boulevard
                              Lenexa, Kansas 66219
                     (Name and address of agent for service)

                                 (913) 888-1770
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                               Sirisha Gummaregula
                              Asst. General Counsel
                         Quest Diagnostics Incorporated
                              1290 Wall Street West
                           Lyndhurst, New Jersey 07071



                           TERMINATION OF REGISTRATION


     This Post-Effective Amendment No. 1 relates to the Registration Statement ("Registration Statement") on Form S-8 (Registration No. 333-78593) filed by LabOne, Inc. (the "Company") with respect to the registration of shares of common stock of the Company ("Common Stock") to be issued under the Company's 1997 Directors' Stock Option Plan (the "Plan").

     The Plan has been terminated and no additional shares of Common Stock can be issued or sold under the Plan. Accordingly, the Company hereby removes from registration all shares of Common Stock that were previously registered under the Registration Statement and not issued pursuant to the Plan, and hereby terminates the Registration Statement.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933 and in accordance with Rule 478 thereunder, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lenexa, State of Kansas, on November 1, 2005.

                               LABONE, INC.
                               (Registrant)


                               By: /s/ W. Thomas Grant, II
                                   -----------------------------
                                   W. Thomas Grant, II
                                   President